                                                                    EXHIBIT 99.3

                              INDUCEMENT AGREEMENT
                              --------------------

     This Inducement Agreement (the "Agreement"), dated as of October 27, 2000, by and among SeraNova, Inc., a New Jersey corporation ("Acquisition"), and the stockholders listed on the signature page hereof (each such stockholder being referred to herein as a "Stockholder" and, collectively with each other Stockholder, the "Stockholders").

                              W I T N E S S E T H

     WHEREAS, each Stockholder is the record and beneficial owner of or has the sole right to vote with respect to certain equity shares, par value Rs.10 per share (the "Common Stock") of Silverline Technologies Limited, an Indian company ("Silverline"), described in Schedule A attached hereto (together with any shares of Common Stock acquired by a Stockholder after the date hereof, the "Shares");

     WHEREAS, in reliance upon the execution and delivery of this Agreement, SeraNova will enter into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), with Silverline and other parties, pursuant to which, among other things, a subsidiary of Silverline ("Acquisition") will be merged with and into SeraNova (the "Merger"), on the terms and subject to the conditions contained in the Merger Agreement; and

     WHEREAS, in order to induce SeraNova to enter into the Merger Agreement and to incur the obligations set forth therein, the Stockholders are entering into this Agreement pursuant to which each Stockholder is granting an irrevocable proxy to SeraNova to vote in favor of the Merger and to make certain agreements with respect to such Stockholders' Shares.

     NOW THEREFORE, for and in consideration of the foregoing and the mutual promises contained herein, and upon and subject to the terms and conditions set forth below, the parties hereto agree as follows:

     Section 1.     Grant of Irrevocable Proxy.  Each Stockholder hereby
                    --------------------------
irrevocably appoints and constitutes SeraNova or any designee of SeraNova, with full power of substitution, the lawful agent, attorney and proxy of the Stockholder (each an "Irrevocable Proxy") during the term of this Agreement to vote in its sole discretion all of the Shares of Common Stock of Silverline of which such Stockholder is or becomes the owner of record or has the power to vote in the following manner for the following purposes: (i) to call one or more meetings of the stockholders of Silverline in accordance with the corporate organizational documents of Silverline and applicable law for the purpose of considering the transactions contemplated by the Merger Agreement such that the stockholders shall have the full opportunity to approve the Merger Agreement and any and all amendments, modifications and waivers thereof and the transactions contemplated thereby; (ii) in favor of the Merger Agreement or any of the transactions contemplated by the Merger Agreement at any stockholders' meetings of Silverline held to consider the Merger Agreement (whether annual or special and whether or not an adjourned meeting); (iii) against the taking of any action which would result in any of the conditions to SeraNova's obligations under the Merger Agreement not being fulfilled; and (iv) as otherwise necessary or appropriate to enable SeraNova to consummate the transactions contemplated by the Merger Agreement and, in connection with such purposes, to otherwise act with respect to the Shares which the Stockholder is entitled to vote. THIS IRREVOCABLE PROXY HAS BEEN GIVEN IN CONSIDERATION OF THE UNDERTAKINGS OF SERANOVA IN THE MERGER AGREEMENT AND SHALL BE IRREVOCABLE AND COUPLED WITH AN INTEREST UNTIL THE IRREVOCABLE PROXY TERMINATION DATE AS DEFINED IN SECTION 2 HEREOF. This Agreement shall revoke all other proxies granted by the Stockholders with respect to their Shares. It is understood and agreed that nothing contained herein shall restrict or otherwise affect the Stockholders' exercise of their fiduciary duties as Directors of Silverline.

     Section 2.     Irrevocable Proxy Termination Date.  The Irrevocable Proxies
                    ----------------------------------
provided hereby shall expire on the earlier to occur of the Effective Date of the Merger or the termination of the Merger Agreement pursuant to its terms (in either case, the "Merger Termination Date").

     Section 3.     Covenants of the Stockholders. Each Stockholder covenants
                    -----------------------------
and agrees for the benefit of SeraNova that, until the Merger Termination Date, he will not:

          (a) sell, transfer, pledge, hypothecate, encumber, assign, tender or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, hypothecation, encumbrance, assignment, tender or other disposition of, any of his Shares or any interest therein; or

          (b) other than as expressly contemplated by this Agreement, grant any powers of attorney or proxies or consents in respect of any of such Stockholder's Shares, deposit any of such Shares into a voting trust, enter into a voting agreement with respect to any of such Shares or otherwise restrict or take any action adversely affecting the ability of such Stockholder freely to exercise all voting rights with respect thereto.

     Section 4.     Covenants of SeraNova.  SeraNova covenants and agrees for
                    ---------------------
the benefit of the Stockholders that (a) immediately upon execution of this Agreement, SeraNova shall enter into the Merger Agreement, and (b) until the Merger Termination Date, it shall use all reasonable efforts to take, or cause to be taken, all action, and do, or cause to be done, all things necessary or advisable in order to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement, consistent with the terms and conditions of each such agreement; provided, however, that nothing in this Section 4 or any other provision of this Agreement is intended, nor shall it be construed, to limit or in any way restrict SeraNova's right or ability to exercise any of its rights under the Merger Agreement.

     Section 5.     Representations and Warranties of the Stockholders.  Each
                    --------------------------------------------------
Stockholder represents and warrants to SeraNova that:

          (a) such Stockholder has full right, power and authority to enter into, execute and deliver this Agreement and to perform his obligations hereunder;

          (b) this Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder enforceable against him in accordance with its terms;

          (c) such Stockholder is the sole owner of such Stockholder's Shares set forth on Schedule A attached hereto and made a part hereof, and such Shares represent all shares of Common Stock of or with respect to which such Stockholder is the owner at the date hereof;

          (d) such Stockholder has the right to vote with respect to such Stockholder's Shares set forth on Schedule A attached hereto;

          (e) except for the Shares listed on Schedule A hereto, such Stockholder does not have any right to acquire, nor is such Stockholder the "beneficial owner" (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of, any other shares of any class of capital stock of Silverline or any securities convertible into or exchangeable or exercisable for any shares of any class of capital stock of Silverline (other than shares subject to options or other rights granted by Silverline as set forth on Schedule A hereto); and

          (f) such Stockholder's Shares are duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of Silverline.

     The representations and warranties contained herein shall be made as of the date hereof and as of the Closing of the Merger.

     Section 6.     Representations and Warranties of SeraNova.  SeraNova
                    ------------------------------------------
represents and warrants to the Stockholders that:

          (a) It has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement; and

          (b) The execution, delivery and performance of this Agreement by it and all transactions contemplated hereby have been duly authorized by all necessary corporate action on its part, and this Agreement constitutes the legal, valid and binding contract of SeraNova enforceable against it in accordance with its terms.

     The representations and warranties contained herein shall be made as of the date hereof and as of the Closing of the Merger.

     Section 7.     Adjustments; Additional Shares.  In the event (a) of any
                    ------------------------------
stock dividend, stock split, merger (other than the Merger), recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of Silverline on, of or affecting the Common Stock or (b) that any Stockholder shall become the owner of, or otherwise obtain the right to vote with respect to, any additional shares of Common Stock or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 1 hereof, then the terms of this Agreement with respect to the Irrevocable Proxy shall apply to the shares of capital stock or other instruments or documents that the Stockholders own or have the right to vote immediately following the effectiveness or the events described in clause (a) or any Stockholder becoming the owner of or obtaining the right to vote with respect to any Common Stock or other securities as described in clause (b), as though, in either case, they were Shares hereunder.

     Section 8.     Specific Performance.  The parties hereto agree that control
                    --------------------
of the Shares is unique and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by SeraNova in the event that this Agreement is breached. Therefore, each of the Stockholders agrees that in addition to and not in lieu of any other remedies available in SeraNova at law or in equity, SeraNova may obtain specific performance of this Agreement.

     Section 9.     Assignment.  SeraNova's rights and obligations under this
                    ----------
Agreement may not be assigned without the consent of each affected Stockholder.

     Section 10.    Amendments.  Amendment or waiver of any provision of this
                    ----------
Agreement or consent to departure therefrom shall be effective unless in writing and signed by SeraNova and all affected Stockholders, in the case of an amendment, or by the party which is the beneficiary of any such provision, in the case of a waiver or a consent to depart therefrom.

     Section 11.    Governing Law. This Agreement shall be governed by and
                    -------------
construed in accordance with the internal substantive laws of the State of New York, without regard to the conflict of laws principles thereof, except insofar as Indian law shall be mandatorily applicable hereto.

     Section 12.    Binding Effect.  This Agreement shall be binding upon and
                    --------------
inure to the benefit of the parties hereto and their respective successors, personal representatives, executors, heirs and permitted assigns.

     Section 13.    Headings.  The Section headings herein are for convenience
                    --------
of reference only and shall not affect the construction hereof.

     Section 14.    Counterparts.  This Agreement may be executed in several
                    ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same Agreement.

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     Section 15.    Further Assurances.  From and after the date hereof the
                    ------------------
parties hereto agree to execute and deliver such amendments hereto and such other documents as SeraNova shall reasonably request in order to more effectively consummate the transactions contemplated hereby and to effectuate the intentions of the parties hereunder, including without limitation anything necessary to comply with Indian legal and corporate requirements.

     IN WITNESS WHEREOF, SeraNova and each of the Stockholders have duly executed this Agreement as of the date and year first above written.

                              SERANOVA, INC.


                              By:   /s/ Ravi Singh
                                    --------------------------------------------

                              Name:      Ravi Singh
                              Title:     Chief Financial Officer


                                             /s/ Krishna K. Subramanian
                              -------------------------------------------
                              Krishna K. Subramanian
                              Address:
                                      ------------------------------------------
                                      ------------------------------------------


                                           /s/ Ravi Subramanian
                              -------------------------------------------
                              Ravi Subramanian
                              Address:
                                      ------------------------------------------
                                      ------------------------------------------


                              SILVERLINE HOLDINGS, CORP.


                              By:   /s/ Ravi Subramanian
                                 ----------------------------------------
                              Ravi Subramanian, Chairman
                              Address:
                                      ------------------------------------------
                                      ------------------------------------------

                              KS SOFTWARE TECHNOLOGIES LTD.


                              By:   /s/ Krishna K. Subramanian
                                 ----------------------------------------
                              Krishna K. Subramanian

                              Address:
                                      ------------------------------------------
                                      ------------------------------------------


                              SUBRA MAURITIUS LTD.


                              By:   /s/ Krishna K. Subramanian
                                 ----------------------------------------
                              Krishna K. Subramanian
                              Address:
                                      ------------------------------------------
                                      ------------------------------------------


                              SHREYAS HOLDINGS LTD.


                              By:   /s/ Krishna K. Subramanian
                                 ----------------------------------------
                              Krishna K. Subramanian
                              Address:
                                      ------------------------------------------
                                      ------------------------------------------

                                                                      Schedule A
                                                                      ----------


                                     Shares
                                     ------


      ===================================================================
              Name of Stockholder               Number of Shares
              -------------------               ----------------
      ===================================================================
      Silverline Holdings, Corp./                  19,354,954
      Ravi Subramanian
      -------------------------------------------------------------------
      KS Software Technologies Ltd./               19,354,954
      Krishna K. Subramanian
      -------------------------------------------------------------------
      Subra Mauritius Ltd.                          8,628,000
      -------------------------------------------------------------------
      Shreyas Holdings Ltd.                         2,437,267
      ===================================================================